Exhibit 10.1

TIME SHARING AGREEMENT

THIS TIME SHARING AGREEMENT (the “Agreement”) is made and entered into this 18th day of August, 2010, by and between PMI Global Services Inc., with an address of 180 Airport Rd, Hgr D2, White Plains, NY 10604 (“Operator”) and Louis C. Camilleri, with an address of 120 Park Avenue, New York, New York 10017 (“User”).

WITNESSETH, that

WHEREAS, Operator rightfully possesses, uses and operates the aircraft more particularly described on Exhibit A attached hereto (collectively, the “Aircraft”), which Aircraft are registered with the Federal Aviation Administration Aircraft Registry by Wells Fargo Bank Northwest, National Association, Trustee (“Wells Fargo”);

WHEREAS, Operator employs a fully qualified flight crew to operate the Aircraft;

WHEREAS, Operator desires to lease said Aircraft with flight crew to User and User desires to lease said Aircraft and flight crew from Operator on a time sharing basis pursuant to Section 91.501(b)(6) of the Federal Aviation Regulations (the “FARs”);

WHEREAS, On July 22, 2010, Operator received Special Authorization from the Department of Transportation (“DOT”) under DOT Regulation 375.70 to operate the Aircraft pursuant to this Agreement for a period of one (1) year, a copy of which is attached as Exhibit B (the “Special Authorization”); and

WHEREAS, Wells Fargo acknowledges and consents to this Agreement.

NOW THEREFORE, Operator and User declaring their intention to enter into and be bound by this Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

1. Operator agrees to lease the Aircraft to User pursuant to the Special Authorization and the provisions of FAR 91.501(b)(6) and to provide a fully qualified flight crew for all operations on a non-continuous basis commencing on the first date set forth hereinabove and continuing so long as the Special Authorization, or the renewal thereof, is in effect, unless and until earlier terminated. Either party may terminate this Agreement by giving thirty (30) days written notice to the other party.

2. User shall pay Operator for each flight conducted under this Agreement the actual expenses of each specific flight, including the actual expense of any “deadhead” flights made for User, as described in DOT Regulation 375.37(d) and FAR 91.501(d), and as permitted by the Special Authorization. The expenses authorized by DOT Regulation 375.37(d) and FAR Part 91.501(d) include:

(a)	Fuel, oil, lubricants and other additives.

(b)	Travel expenses of the crew, including food, lodging and ground transportation.

(c)	Hangar and tie down costs away from the Aircrafts’ base of operations.

(d)	Insurance obtained for the specific flight.

(e)	Landing fees, airport taxes and similar assessments.

(f)	Customs, foreign permit and similar fees directly related to the flight.

(g)	In flight food and beverages.

(h)	Passenger ground transportation.

(i)	Flight planning and weather contract services.

(j)	In addition, User shall pay Operator for each such flight and “deadhead” flight the costs of engine maintenance, aircraft cleaning, and, if applicable, any contracted (temporary) flight crew, which cost shall not exceed 100% of the expenses for fuel, oil, lubricants and other additives.

3. User agrees to pay any federal transportation excise tax (“FET”) due on the fees set forth in paragraph 2 above. Operator shall include such amount on each invoice. Operator shall be responsible for collecting, reporting and remitting FET to the U.S. Internal Revenue Service.

4. Operator will pay all expenses related to the operation of the Aircraft when incurred. User shall pay Operator for said expenses within thirty (30) days of receipt of an invoice therefore.

5. User will provide Operator with requests for flight time and proposed flight schedules as far in advance of any given flight as possible. Requests for flight time and proposed flight schedules shall be made in compliance with Operator’s scheduling procedures. In addition to proposed schedules and flight times, User shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by Operator or Operator’s flight crew.

(a)	Proposed departure point;

(b)	Destination;

(c)	Date and time of flight;

(d)	The number and names of anticipated passengers;

(e)	Designation of each passenger’s trip purpose (personal or business);

(f)	The nature and extent of unusual luggage and/or cargo to be carried;

(g)	The date and time of a return flight, if any; and

(h)	Any other information concerning the proposed flight that may be pertinent or required by Operator or Operators flight crew.

6. Operator shall pay all expenses related to the ownership and operation of the Aircraft and shall employ, pay for and provide to User a qualified flight crew for each flight made under this Agreement. Operator shall carry a copy of this Agreement and the Special Authorization on board the Aircraft for all operations hereunder.

7. Operator shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command.

8. In accordance with applicable FARs, the flight crew will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. User specifically agrees that the pilot in command, in his sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety.

9. Operator will provide such additional insurance coverage as User shall request or require; provided, however, that the cost of such additional insurance may be borne by User as set forth in paragraph 2(d) hereof.

10. User warrants that:

(a)	He will use the Aircraft for and on account of his own personal business or pleasure only, and will not use the Aircraft for the purposes of providing transportation for passengers or cargo in air commerce for compensation or hire; and

(b)	During the term of this Agreement, he will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time sharing User.

11. Neither this Agreement nor either party’s interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

12. No provision of this Agreement may be amended unless such amendment is agreed to in writing and signed by the parties.

13. Nothing herein shall be construed to create a partnership, joint venture, franchise, employer-employee relationship or to create any relationship of principal and agent.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions.

15. TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS.

(A) PMI GLOBAL SERVICES INC. (“OPERATOR”) HEREBY CERTIFIES THAT THE AIRCRAFT HAVE BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

(B) PMI GLOBAL SERVICES INC. (“OPERATOR”) AGREES, CERTIFIES AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE AIRCRAFT ARE OPERATED UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT.

(C) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE LOCAL FLIGHT STANDARDS DISTRICT OFFICE.

(D) OPERATOR CERTIFIES THAT IT SHALL COMPLY WITH THE TRUTH-IN-LEASING REQUIREMENTS DEFINED IN EXHIBIT C ATTACHED HERETO.

IN WITNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

Operator:		User:

PMI GLOBAL SERVICES INC.

By:	/s/ James R. West	/s/ Louis C. Camilleri
Name:	James R. West	Name:	Louis C. Camilleri
Title:	Vice President

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of that certain trust created under the Trust Agreement dated as of January 8, 2008

By:	/s/ Michael Arsenault
Name:	Michael Arsenault
Title:	Assistant Vice President

EXHIBIT A

Registration Number	Serial Number	Aircraft Description

N607PM	5146	Gulfstream Aerospace GV-SP (G550)
N609PM	5086	Gulfstream Aerospace GV-SP (G550)

Exhibit B

U.S. Department of	1200 New Jersey Avenue, S.E.
Transportation	Washington, D.C. 20590
Office of the Secretary of Transportation

Issue date: July 22, 2010

Ms. Joanne Barbera	Authority expires: July 22, 2011
Counsel for PMI Global Services Inc.
Barbera & Watkins, LLC
6701 W. 64th Street, Suite 315
Overland Park, Kansas 66202	Director, Office of International Aviation

SPECIAL AUTHORIZATION

Effective July 22, 2010, and terminating July 22, 2011, permission is granted under 14 CFR §375.70 of the Department’s regulations to PMI Global Services Inc., to the extent necessary to permit it to engage in the time-sharing activities described below, using the following U.S.-registered foreign civil aircraft:

Gulfstream GV-SP, registration N607PM

Gulfstream GV-SP, registration N609PM

In the conduct of the authorized time-sharing operations, PMI Global, as the operator, may carry up to three individual officers of PMI Global Service’s parent corporation, Philip Morris International Inc., for personal travel on flights into, out of, and within the United States during the term of this authority. These operations are deemed to be business aviation activities within the meaning of §375.37 to the extent that these three Philip Morris officers are eligible for this personal travel for reasons of security and personal safety under a formal resolution approved by the Board of Philip Morris, and/or as a part of these officers’ compensation package from the company. PMI Global Services may collect charges from the individuals only as provided in §375.37(d).

In the conduct of the operations authorized above, PMI Global Services must (1) comply with all applicable requirements of 14 CFR Part 375; (2) comply with all applicable requirements of the Federal Aviation Administration contained in the Federal Aviation Regulations (including 14 CFR Part 91), and applicable Orders of the Federal Aviation Administration; (3) comply with all applicable U.S. Government requirements concerning security; and (4) carry on board the aircraft a copy of this permit. For information concerning requirements of the Federal Aviation Administration, PMI Global Services should contact the FAA’s Flight Standards Service in Washington, D.C. at (202) 385-4510.

This action is taken under assigned authority (14 CFR §385.13(m)). Persons entitled to petition the Department for review of this action under the Department’s regulations, 14 CFR §385.30, should file their petitions within seven days of the date of this action. This action is effective immediately, and the filing of a petition for review will not alter its effectiveness.

*  *  *  *  *  *  *  *  *  *  *   *  *  *  *

EXHIBIT C

INSTRUCTIONS FOR COMPLIANCE WITH

TRUTH IN LEASING REQUIREMENTS

1.	Mail a copy of the Agreement to the following address via certified mail, return receipt requested, immediately upon execution of the agreement (14 C.F.R. 91.23 requires that the copy be sent within twenty-four (24) hours after it is signed):

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

2.	Telephone or fax the nearest Flight Standards District Office at least forty-eight (48) hours prior to the first flight of each Aircraft made under this Agreement.

3.	Carry a copy of the Agreement in the Aircraft at all times when the Aircraft is being operated under the Agreement.